Exhibit 99.2

 STONE ARCADE
ACQUISITION CORP.

FOR IMMEDIATE RELEASE

January 2, 2007

CONTACTS:	Media - Kimberly Bracy/252-533-6287
Investors - Roger Stone, Matt Kaplan/847-441-0929

STONE ARCADE ACQUISTION CORPORATION COMPLETES ACQUISITION OF INTERNATIONAL PAPER’S KRAFT PAPERS BUSINESS

CHICAGO, IL—Jan. 2, 2007—Stone Arcade Acquisition Corporation (OTCBB:SCDE) today announced it has completed the acquisition of International Paper’s kraft papers business and will change its name to KapStone Paper and Packaging Corporation.

“The acquisition of IP’s kraft papers business is an important first step for our company,” said Roger Stone, Chairman and Chief Executive Officer of Stone.  “It provides us with a solid platform from which we hope to expand.  We are anxious to continue building on the success of this business while we simultaneously explore strategic acquisitions.”

KapStone Paper and Packaging will continue to be headquartered in Northfield, IL.  The newly acquired kraft papers business will operate as KapStone Kraft Paper Corporation, and includes a paper mill in Roanoke Rapids, NC, and Ride Rite®, a dunnage bag plant in Fordyce, AR. The business employs approximately 700 people.

The company’s leadership team has more than a century of combined industry experience.  Key individuals include Roger W. Stone, Chairman and Chief Executive Officer, and Matthew Kaplan, President and Chief Operating Officer.  Tim Keneally will serve as Vice President of KapStone Paper and Packaging and President of Kapstone Kraft Paper Corporation.  Other Kapstone Kraft officers include Tonie Meyers, Vice President of Mill Sales and Customer Service; Anitra Collins, Vice President of Mill Operations; and Tom Bennington, Vice President of Ride Rite®.

“We are very excited about the acquisition of IP’s kraft papers business,” added Matt Kaplan.  “The Roanoke Rapids mill and Ride Rite® have been successful in creating strong, long-term customer relationships resulting from outstanding quality and service.  We believe both businesses are well positioned for the future.”

Stone Arcade originally announced plans to purchase International Paper’s kraft papers business in June 2006 for approximately $155 million in cash, subject to certain post-closing adjustments, and two payments totaling up to $60 million, payable five years from the close of the transaction, contingent upon business performance.

About the Company

Headquartered in Northfield, IL, Stone Arcade Acquisition Corporation was formed in 2005 and is the parent company of Kapstone Kraft Paper Corporation.  The business produces approximately 400,000 tons of kraft paper and lightweight linerboard and approximately 9 million Ride Rite® dunnage bags.  The business employs approximately 700 people.

Stone Arcade was formed as a publicly traded special purpose acquisition company, founded in April 2005, for the purpose of identifying and effecting an asset acquisition or business combination with an unidentified business in the paper, packaging, forest products, and related industries. Immediately following consummation of the acquisition of the kraft papers business, Stone Arcade filed an amendment to its certificate of incorporation to change its name to KapStone Paper and Packaging Corporation and to remove provisions relating to procedures governing its first business combination.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Stone Arcade and Kapstone Kraft that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in Stone Arcade’s Securities and Exchange Commission filings. The information set forth herein should be read in light of such risks. Stone Arcade does not assume any obligation to update the information contained in this press release.

Contact:

For KapStone Paper and Packaging Corporation:
Roger Stone
Matt Kaplan
(847) 441-0929